UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2018 (September 14, 2018)

Nxt-ID, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54960	46-0678374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Nxt-ID, Inc.

1627 U.S. Highway 1

Unit 206

Sebastian, FL 32958

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (203) 266-2103

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 14, 2018, Nxt-ID, Inc., a Delaware corporation (the “Company”), entered into a Warrant Amendment and Exercise Agreement (the “Amendment Agreement”) with certain holders (collectively, the “Investors”) of previously issued Common Stock Purchase Warrants (the “Old Warrants”).

In connection with those certain Common Stock Purchase Warrants between the Company and the Investors dated July 13, 2017, July 19, 2017, and November 13, 2017, (the “Warrant Agreements”) the Company agreed to issue to the Investors warrants to purchase up to 3,273,601 shares of common stock at an exercise price of $2.00 per share, (the “New Warrants”) under certain circumstances. Under the terms of the Amendment Agreement, in consideration of the Investors’ exercising up to 3,273,601 of the Old Warrants, the exercise price per share of the Old Warrants was reduced to $1.50 per share. The Investors may continue to exercise the Old Warrants after December 31, 2018, but will not receive any New Warrants for any warrants exercised after that date. The exercise price per share of the New Warrants represented a 30% premium to the closing price for the Company’s Common Stock on September 14, 2018.

The Amendment Agreement incorporated portions of the Warrant Agreement, which contained customary representations, warranties and covenants by each of the Company and the Investors.

The New Warrants, if issued, are exercisable for up to the original expiration dates of the Old Warrants, or July 19, 2022, January 13, 2023, or May 13, 2023, as applicable. The exercise price and number of shares issuable upon exercise of the New Warrants are subject to traditional adjustment for stock splits, combinations, recapitalization events and certain dilutive issuances. The New Warrants are required to be exercised for cash; however, if during the term of the New Warrants there is not an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering the resale of the shares issuable upon exercise of the New Warrants, then the New Warrants may be exercised on a cashless (net exercise) basis.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.02 in its entirety. The Company is issuing the New Warrants and will issue the shares issuable upon exercise of the New Warrants, in each case in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act or Rule 506 promulgated under the Securities Act. The New Warrants sold, or any shares of Common Stock issued upon the exercise of the New Warrants, may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

4.1	Form of New Investor Warrant
10.1	Form of Warrant Amendment and Exercise Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 20, 2018	NXT-ID, INC.

	By:	/s/ Gino M. Pereira
Name: Gino M. Pereira Title: Chief Executive Officer

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